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                                                                EXHIBIT 23(i)(a)

                        CONSENT OF DELOITTE & TOUCHE LLP
                        (INDEPENDENT AUDITORS' CONSENT)

The Procter & Gamble Company:

  We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-3 of our report dated August 8, 1996 incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
July 8, 1997